INVESTOR RELATIONS CONSULTING AGREEMENT

THIS AGREEMENT (“Agreement”) is between Gallatin Consulting, Inc. (“GALLATIN”) and Edgewater Foods International, Inc. (“EDGEWATER”) located at, 400 Professional Drive, Suite 310, Gaithersburg, MD 20878.  The date of this Agreement is June___, 2005 (“Effective Date”).

WHEREAS, GALLATIN is engaged in the business of providing investor relations services to publicly traded companies.

WHEREAS, EDGEWATER is a corporation that shares of common stock are to be publicly traded on the OTC Bulletin Board exchange under the symbol upon the completion of a share exchange with Heritage.

WHEREAS, EDGEWATER desires to retain GALLATIN to provide investor relations services to EDGEWATER upon the terms and condition set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties agree as follows:

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Consulting Services.  In consideration of the cash payments and the common stock outlined below, GALLATIN shall provide EDGEWATER with investor relations consulting services.  Such services shall include representing EDGEWATER with respect to corporate identity, education and public relations. See Schedule A.

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Consideration.

()  Upon completion of the share exchange with Heritage and the funding of at least US$3,500,000, EDGEWATER shall pay GALLATIN the sum of $4000.00 for the 1St month of services. EDGEWATER shall pay GALLATIN an additional $4000.00 on the 10th day of each month hereafter for as long as EDGEWATER continues to utilizes GALLATIN's services pursuant to this Agreement.  GALLATIN understands that EDGEWATER cash payments for services will begin once initial share exchange is completed with Heritage and receipt by the Company of US $3,500,000 of financing and will not accrue from the date of this agreement.

(b)  Upon execution of this agreement, EDGEWATER shall immediately issue GALLATIN

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100,000 restricted shares of common stock.  The full 100,000 shares shall be deemed earned by GALLATIN upon issuance, however will vest 25,000 per quarter.  The shares will be subject to a lock-up agreement for a period of 18 months from the date of the execution of this Agreement.   The lock-up shall lapse as to 33.33% of the shares after 6 months, 33.33% of the shares after 12 months and the balance of the shares after 18 months.

(c)  In the event that any class of EDGEWATER stock is registered, except on Forms S-8 and S-4, all shares issued to GALLATIN hereunder shall be registered in that registration statement.   The filing of the registration statement shall have no bearing on the Vesting Period requirements hereunder for the shares.

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Reimbursement of Expenses.  GALLATIN shall incur certain expenses in connection with the consulting services rendered hereunder, including, but not limited to printing, web page set up and maintenance, facsimile, mail and courier, office, telephone, travel and entertainment.  All expenses incurred by GALLATIN on behalf of EDGEWATER shall be borne by EDGEWATER after it has authorized such expenses in writing.  No written authorization from EDGEWATER shall be necessary prior to incurring such telephone expenses, with the exception that should an extraordinary telephone expense occur, EDGEWATER shall pre-authorize the expenditure.

4.

Term.  The term of this Agreement shall be twelve months.

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Indemnification.    Each party to this Agreement shall indemnify and hold harmless the other from and against any and all obligations, liabilities, damages, costs, and expenses, including reasonable attorneys’ fees, which either may incur in connection with or attributable to any litigation that may arise as a result of either party representing and acting on behalf of the other pursuant to this Agreement, except to the extent that either party is found to be grossly negligent or having committed an act of intentional misconduct.

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Applicable Law; Venue.  (a) This agreement shall be governed by and under the laws of the State of Nevada, USA without giving effect to conflicts of law principles.  If any provision hereof is found invalid or unenforceable, that part shall be amended to achieve as nearly as possible the same effect as the original provision and the remainder of this agreement shall remain in full force and effect.

(b)

 Any dispute arising under or in any way related to this agreement shall be submitted to binding arbitration by the American Arbitration Association in accordance with the Association's commercial rules then in effect.  The arbitration shall be conducted in the state of Nevada.  The arbitration shall be binding on the parties and the arbitration award may be confirmed by any court of competent jurisdiction.

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Severability.  If any provision of this Agreement is held invalid or unenforceable, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible.  In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the fullest extent possible.

8.

Termination, Modification, or Waiver.  This Agreement cannot be terminated or canceled except as expressly provided.  This Agreement may be terminated by either party upon thirty (30) days prior notice and payment for all services rendered through the date of termination.  All stock common stock shares earned and vested to GALLATIN may not be canceled.  No amendment, alteration, or change to this Agreement shall be effective unless in writing and signed by GALLATIN and EDGEWATER.  Failure to exercise any remedy that GALLATIN may have or any other acquiescence in the default of EDGEWATER shall not constitute a waiver of any obligations of EDGEWATER.

9.

Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal and legal representatives, successors and assigns.

10.

Counterparts.  For the convenience of the parties hereto, any number of counterparts hereof may be executed, and each such executed counterpart shall be deemed to be an original instrument.

11.

Authority.  All provisions, terms and conditions of this Agreement will be duly consented to, ratified, approved, and adopted by the Board of Directors of EDGEWATER, and appropriate authority has been delegated to the undersigned officer of EDGEWATER to execute this Agreement.

12.

Paragraph Headings.  The paragraph headings contained in this Agreement are for convenience only and shall in no manner be construed as a part of this Agreement.

13.

Gender and Number.  Where the context so requires, the masculine gender shall be construed to include the feminine and/or neuter and vice versa, and the singular shall be construed to include the plural and the plural the singular.

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14.

Future Acts.  The parties agree to execute and deliver such documents and perform any acts which are or may become necessary to effectuate and carry out the purposes of this Agreement.

15.

Integration.  This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes and terminates all prior agreements, arrangements and policies between the parties with respect to the subject matter hereof.

16.

Notices.  Any notice or other communication required or permitted under this Agreement shall be in writing and shall be furnished either by personal delivery, overnight mail or by certified mail, return receipt requested, to the principal office address of the party to whom such notice is being sent.

Official Addresses:

Gallatin Consulting Inc.

192 Lawton Road

Riverside, IL 60546

Edgewater Foods International, Inc.

400 Professional Drive, Suite 310

Gaithersburg, MD 20879

17.  Communication with the Public.  GALLATIN agrees that it will only communicate regarding The Company to licensed brokerage professionals and will not engage in any solicitation of the public with regard to The Company or its securities.  Notwithstanding the foregoing, GALLATIN may  provide approved information regarding the Company (i) in response to unsolicited inquiries by the Company’s shareholders; (ii) to valid trade and industry publications, newspapers and periodicals; and (iii) otherwise engage in communications which are normal and customary for an investor relations firm and which do not involve solicitation of investors in connection with its role as an investor relations firm for the Company.  GALLATIN further agrees that it will only disclose information specifically provided to it by the Company regarding The Company for dissemination and will keep confidential any information marked as such by The Company.  GALLATIN agrees that it will not make any undisclosed payments to brokers or others and will generally act within the letter and the spirit of U.S. securities laws, rules and regulations at all times.

Neither the GALLATIN nor any of its principals is subject to any sanction or restriction imposed by the SEC, the NASD, any state securities commission or department, or any other regulatory or governmental body or agency, which would prohibit, limit or curtail the GALLATIN’s execution of

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this Agreement or the performance of its obligation hereunder.

18.  Progress Reports. GALLATIN will provide EDGEWATER with a  detailed quarterly progress report. The report will include buying activity generated by GALLATIN’s   efforts; analysts, stockbrokers, media, and fund managers contacted; due diligence packages sent; and general market feedback and shall contain a written affirmation from the Consultant that it is in compliance with the terms of this Agreement on the date of such report.

IN WITNESS WHEREOF, the undersigned have executed this Agreement this ___day of June 2005.

Edgewater Foods International, Inc.

By:________________________

      Michael Boswell

       President

Gallatin Consulting, Inc.

By:________________________

      Thomas Bostic Smith

       President

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SCHEDULE A

SERVICES TO BE PROVIDED

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Daily Phone Interaction with Investors—all incoming and outgoing IR calls.

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Mail all due diligence kits to investors.

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Create, disseminate and follow up all press releases.  Post to the Internet.

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Conduct road shows with interested investors, money managers, brokers and analysts (Some shows will be outsourced).

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Profile on GALLATIN web site including Corporate Profile, archived press releases, and SEC filings.

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Create Full, Attractive Due Diligence Kit.

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Work to Gain Analyst, Media, and Newsletter Recommendations.

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Work to Create Market Support and Additional Market Makers.

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Work to Generate Greater Exposure.

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